UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 418-2828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, AeroVironment, Inc. (the “Company”) completed a firm commitment underwritten public offering of 3,528,226 shares of the Company’s common stock (the “Common Stock Offering”), on July 3, 2025 based on an offering price of $248.00 per share (the “Offering Price”). In connection with the Common Stock Offering, the Company granted the underwriters for the Common Stock Offering an option (the “Over-allotment Option”), exercisable within 30 days after July 1, 2025, to purchase up to an additional 529,234 shares of common stock from the Company at the Offering Price, less underwriting discounts and other Common Stock Offering expenses, to cover over-allotments. On July 15, 2025, the Company closed the issuance and sale of 529,234 shares of its common stock pursuant to the underwriters’ full exercise of the Over-allotment Option, generating gross proceeds to the Company of $131.3 million, and net proceeds of approximately $126.3 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: July 15, 2025	By:	/s/ Melissa Brown
Melissa Brown
Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary

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